Exhibit 10.2
OFFICE SPACE LEASE
LANDLORD
EYW HOLDINGS, INC.
TENANT
GULFSTREAM TRAINING ACADEMY, INC.
LOCATION
3201 WEST GRIFFIN ROAD
DANIA, FLORIDA 33312

LEASE AGREEMENT
     THIS INDENTURE made this 1st day of August, 2005, between GULFSTREAM TRAINING ACADEMY, INC. having an address of 5302 NW 21st Terrace, Ft. Lauderdale, FL 33309 (“Tenant”) and EYW Holdings, Inc., a Florida corporation, having an address of 1815 Griffin Road, Suite 400, Dania, FL 33004, (“Landlord”):
W I T N E S S E T H:
     Landlord hereby demises and lets unto Tenant, and Tenant hereby hires and takes from Landlord the premises outlined on the plan attached hereto as EXHIBIT “A” being the entire FIRST FLOOR and approximately 1500 square feet of the SECOND FLOOR, excluding common areas (the “Premises”) of the Airport West Office Building at 4733 Southwest 32nd Avenue (the “Building”), having a postal address of 3201 Griffin Road, Dania, Florida, for a term of Twenty (20) years, to commence on the 1st day of January, 2005 (the “Rent Commencement Date”), and shall terminate on the 31st day of December, 2025, unless sooner terminated as hereinafter provided, or extended pursuant to Tenant’s renewal option, if any, which may be set forth herein. Unless such an option to extend shall be specifically set forth herein, no such right shall exist or be implied. Notwithstanding the foregoing, Tenant shall be granted the right of access (but not occupancy) to the Premises on or after December 15th, 2005 for the sole purpose of installing telephone, computer and other office operating systems, and the storage of office furniture and furnishing. During the Access Period, Tenant shall have no rights to operate its business or allow any employees or other personnel to occupy the Premises other than for limited purposes set forth in the preceding sentence. The Premises consists of approximately 5,700+/- square feet of gross leasable area (“GLA”). Tenant shall pay the Security Deposit set forth herein, upon the execution of this lease. Tenant shall pay the rent herein provided without deduction, diminution or setoff except as herein provided. Tenant agrees to pay to Landlord any sale, use or excise tax imposed or levied by any governmental agency having jurisdiction thereof. The land on which the Building has been erected, as more particularly described in Exhibit “B,” attached hereto and made a part hereof, is hereinafter referred to as the “Land.” The Building, Land and all improvements thereon constitute the entire property (“Entire Property”).
     The Premises are leased upon the following terms and conditions:
1. RENT
          A. For the period commencing January 1, 2006 through December 31, 2006, the Base Rent for all purposes of the Lease shall be SEVENTY FOUR THOUSAND ONE HUNDRED AND NO/XX ($74,100.00) DOLLARS, plus all Additional Rent, additional charges and applicable sales tax payable in monthly installments commencing January 1, 2006 and thereafter due on the 1st day of each month in the amount of SIX THOUSAND ONE HUNDRED SEVENTY FIVE AND NO/XX ($6,175.00) DOLLARS plus all Additional Rent, additional charges and applicable sales tax.
          B. Commencing on the first anniversary of the Rent Commencement Date, and on each anniversary date thereafter (the “Rental Adjustment Dates”) during the first five (5)

years of this Lease, the Base Rent shall be increased by three percent calculated by multiplying the Base Rent for the prior Lease Year by 103% (1.03) (“Adjustment Rate”), which shall be the Base Rent for that Lease Year. Monthly payments of Base Rent for such Lease Year shall be calculated by dividing the new (adjusted Base Rent) by twelve equal payments. Such amounts shall be due and payable on the first day of each month during such Lease Year commencing January 1 through and including December 31 of such Lease Year. The Adjustment Rate shall be renegotiated at the end of the first five (5) year period of the lease term.
          C. Late Charges and Interest. Any unpaid rent shall bear interest at the eighteen percent (18%) per annum from the date due until paid. In addition thereto, Tenant shall pay a late charge equal to five percent (5%) of any monthly payment not paid when due, as an administrative charge to Landlord to cover the costs of such late payment.
2. TENANT’S SHARE OF OPERATING EXPENSES
          A. Commencing on the Rent Commencement Date, Tenant agrees to pay Landlord, as additional rent, its Pro Rata Share (as hereinafter defined) of Common Area Expenses as said term is hereafter defined, for the Entire Property, together with any applicable sales tax. Such amounts shall be Additional Rent. For purposes of this Lease only, it is hereby agreed that the Common Area Expenses (as said term is hereafter defined) for calendar year 2006, i.e., through December 31, 2006, are deemed to be $3.40 per square foot of leasable area. Thereafter (following December 31, 2006), Common Area Expenses shall be charged in accordance with the terms of this Section 2.
          B. Common Area Expenses. The term “Common Area Expenses” shall mean all costs of operating and maintaining the Building, including, without limitation, items described in the subparagraphs (I) and (II) hereinbelow:
               (I) All taxes assessments, water and sewer charges and other governmental charges levied on or attributable to the Building and to the real property on which the Building is situated and for which Landlord shall become liable to pay because of or in connection with the ownership, leasing and operating of the Building, including, without limitation, (i) real property taxes or assessments levied or assessed again the Building, (ii) assessments or charges levied or assessed against the Building by a redevelopment agency, and (iii) any tax measured by gross rentals or income from the lease of the Demised Premises or Building to the extent the same may be imposed in lieu of or in addition to any taxes or assessments upon the land or Building, excluding any net income, franchise, capital stock, estate or inheritance taxes by the State or Federal government or their agencies, branches or departments; provided that if at any time during the term of this Lease any governmental entity levies, assesses or imposes on Landlord any (1) general or specific, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the rent received under this Lease or on the rent received under any other leases of space in the Building, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capital or other tax, assessment, levy or charge based directly or indirectly upon the ownership, use or occupancy of the Demised Premises or other premises within the Building, then any such tax assessments, levels and charges shall be deemed to be included in the term Operating Costs.
               (ii) Operating Costs incurred by Landlord shall include all costs and expenses paid or incurred by Landlord in connection with the ownership, operating, management or maintenance of the Building, including, without limitation, the following: costs of utilities, supplies, insurance of all kinds which Landlord in good faith pays (including, without limitation, public liability, property damage, earthquake, and fire and extended coverage required by Landlord or its lenders for the Building, services of independent contractors, compensation (including employment taxes with the operation, maintenance, repair or overhaul of the Building, including, without limitation, engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building Tenants), reasonable and customary costs for a management office for the Building, including the personnel therein, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager’s office except to the extent that such office is used to market and lease space in the Building), rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operating or repair of the Building, costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority, amortization of capital expenses (including financing costs) (I) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Operating Costs, and any other costs or expenses incurred by Landlord associated with the Building or tenants and not otherwise reimbursed by tenants of the Building.
          C. The Tenant’s Pro Rata Share as used herein is hereby defined as thirty four (34%) percent.
          D. Notwithstanding anything contained in this Paragraph to the contrary, Tenant shall provide, at its sole cost and expense, the janitorial services and cleaning of the Premises and shall pay for its own electric in accordance with Paragraph 4 below.
3. USE
     Tenant shall use and occupy the Premises only for marketing, airline pilot recruiting and training, and general office use, and other directly related business purposes complying with all applicable governmental ordinances, rules or statutes, building or zoning codes applicable to the subject Property, and for no other purpose, without the express written consent of the Landlord, which may be granted or withheld in the Landlord’s sole discretion. In the event the Tenant uses the Premises for purposes not expressly permitted herein, the Landlord may terminate the Lease or, without notice to Tenant, restrain said improper use by injunction. Tenant further agrees not to leave the Premises vacant or unoccupied during the term.
          4. UTILITIES
               Tenant shall be solely liable for electricity expense relating to the Premises. Landlord shall use its best reasonable discretion in determining Tenant’s usage of electricity and its proportionate share, provided, however, that Landlord’s determination of the Tenant’s proportionate share of electric usage in the premises shall be final and determinative. The Tenant acknowledges that the initial charges for normal electric usage shall be calculated at the rate of $1.60 per square foot per annum. In calculating Tenant’s proportionate share of electric usage, Landlord shall take into consideration customary costs and expenses for similar uses, types of equipment and shall consider the hours of operation of Tenant and other Tenant’s in the building as estimated by FPL. Landlord may, at its sole option, elect to install a submeter for the premises, the separate floors of the building, or any other portion thereof to assist in making such determinations. Any charge for electricity incurred hereunder shall be deemed Additional Rent. Nothing contained herein shall be construed as a representation by Landlord that any utility service shall continue to be available to the premises. Landlord shall not be liable to Tenant for any interruption in utility services beyond Landlord’s control, provided that Landlord shall take no action to interfere with, interrupt or terminate the availability of such services. Landlord shall obtain and pay for water, sewage and garbage disposal for the entire building, including the Premises.
               Tenant shall at its sole cost and expense without any right to offset or claim against Landlord, and subject to all applicable building codes and ordinances and Landlord’s prior written approval as to location and schematic design shall be authorized to have Cable TV service from any locally authorized Cable TV Service Provider for the Building, installed to the Building and to the Premises. Tenant shall indemnify and hold Landlord harmless from any claims, losses or damage in connection with such installation and in no event shall such installation interfere with any other Tenancies or rights to occupancy of other Tenants in the Building. Tenant shall be solely responsible for restoring or replacing any damage incurred in connection with the installation of such Cable TV services to the premises. Tenant shall be responsible for the payment of any installation costs or fees and any fees in connection with monthly service. In the event Tenant shall be unable to obtain Cable TV service to the building, pursuant to this Paragraph 4, Tenant subject to the terms and conditions of Section 41 hereof relating to signage and use of the exterior of the building, shall with Landlord’s prior written approval, which shall not be unreasonably withheld may install a satellite TV Dish antenna not exceeding 18 inches in diameter. Such antenna shall be installed in accordance with installation techniques reasonably approved by Landlord, in a location designated by Landlord, and in no event shall such antenna be visible from street level around the building or interfere in any way with the microwave telephone antennas or other telephone equipment located on the roof of the building, or the satellite antennas of any other tenants currently located on the roof of the building.
          5. UNUSUAL EQUIPMENT
               The Tenant will not install or maintain any electrically operated equipment or other machinery, except office machines, office equipment, computers and similar type equipment normally used by occupants of similar office space, without first obtaining the consent in writing of the Landlord. Tenant, prior to its occupancy, shall submit a list of its electrical equipment, and electrical consumption to Landlord for its approval, which shall not be unreasonably withheld.

     6. TENANT TO TAKE GOOD CARE OF PREMISES
          Tenant shall provide its own janitorial service to the Premises as set forth in Paragraph 2.D. above. Tenant shall keep the Premises and all common areas in good, clean, safe and sanitary condition and shall permit no waste or injury to occur to the Premises and fixtures therein, or to any additions, alterations and improvements thereto. All damages caused by Tenant’s negligence, or that of his agents, servants, employees or visitors, whether interior or exterior, structural or nonstructural, foreseen or unforeseen within common areas on the Premises, shall be repaired promptly by Tenant at its sole cost and expense so that such areas on the Premises are in at least as good condition as they were prior to such damage (normal wear and tear excepted). In the event that the Tenant fails to comply with the foregoing provisions, the Landlord shall have the option to enter the Premises at any reasonable time without liability for business interruption and make all necessary repairs at Tenant’s cost and expense, the same to be added to and be payable with the next monthly installment of rent.
     7. COMPLIANCE WITH DIRECTIVES OF AUTHORITIES
          Tenant shall, at his own cost and expense, promptly and fully comply with all regulations related to permitted uses. Tenant waives any claim against Landlord for any expense or damage resulting from compliance with any of the said rules, regulations, laws or orders.
     8. ALTERATIONS AND IMPROVEMENTS, ETC.
          Except as otherwise provided for herein, Tenant shall not cut, drill into, disfigure, deface or injure any part of the Premises; nor obstruct or permit any obstruction, alteration addition, improvement, decoration or installation in the Premises. Notwithstanding anything contained in this Lease to the contrary, or seemingly to the contrary, Tenant shall not commence any alterations or improvements within the Premises or elsewhere in the Property, without first submitting to Landlord a full set of plans and specifications for any such proposed improvements or alterations, and obtaining approval of said plans and specifications from Landlord. In this regard, Landlord may withhold its consent for any such improvements or alterations, in its sole and absolute discretion. All alterations, additions, improvements, decorations or installations, including but not limited to, partitions, railing, air-conditioning ducts or equipment (except, provided Tenant is not then in default, movable furniture and fixtures put in at the expense of Tenant and removable without defacing or injuring the Building or the Premises), shall become the property of Landlord at the termination of the term. Landlord, however, reserves the option to require Tenant, upon demand in writing, to remove all fixtures and additions, improvements, decorations or installations (including those not removable without defacing or injuring the Premises) and to restore the Premises to the same condition as when originally leased to Tenant, reasonable wear and tear expected; provided, however, Landlord shall not have the right to require Tenant to remove any fixtures, additions, improvements, decorations and/or installations which are initially installed by and for Tenant in order to prepare the Premises for occupancy by Tenant in a manner which has been approved by landlord. Tenant agrees to restore the Premises immediately upon the receipt of the said demand in writing at his own cost and expense and agrees in case of his failure to do so, that Landlord may do so and collect the cost thereof from Tenant as hereinafter provided. Landlord and Tenant agree that any special electrical or electronic system installation or removal requirements shall be the Tenant’s responsibility.

     9. INSPECTION, EXAMINATION AND ENTRY
          Landlord and Landlord’s agents shall have the right to enter the Premises at all reasonable hours and upon reasonable notice, to examine the same, and workmen may enter at any time in the event of emergency and otherwise at reasonable times, upon reasonable notice when authorized by Landlord or Landlord’s agents to make such repairs, alterations or improvements in the Building as Landlord may in its sole discretion deem necessary or desirable. If during the last month of the term, Tenant shall have removed all or substantially all of Tenant’s property, Landlord may immediately enter the Premises and prepare them, for any future Tenant. Furthermore, the Landlord may allow such future Tenant to occupy the Premises. These acts shall have no effect upon Tenant’s obligation under this Lease and Tenant shall be entitled to no abatement or diminution of rent as a result thereof, except that in the event such future Tenant makes any payment for the period up until the expiration of this Lease, Tenant shall be entitled to an abatement of rent for such period. If Tenant shall not be personally present to open and permit entry into the Premises, when entry thereunto shall be permissible or necessary hereunder, Landlord may forcibly enter same without rendering Landlord liable to any claim for damages and without affecting the obligation and covenants of this Lease. Employees of Landlord and Landlord’s agents shall be permitted to enter the Premises by passkey at all reasonable times. Landlord may display “For Rent” signs upon the Premises when deemed appropriate by Landlord. Landlord, upon reasonable notice, may enter the property during the business hours to show prospective purchasers of the entire premises, or mortgagees, and within one hundred twenty (120) days of the lease termination, may enter the premises to show prospective Tenants the office space.
          Tenant will occupy the demised premises promptly upon commencement of the term and, thereafter, continuously, actively and diligently conduct the permitted use in the demised premises, in a business-like and reputable manner.
     10. INCREASE IN INSURANCE
          Tenant will not do or permit anything to be done upon or bring or keep or permit anything to be brought or kept into or on the Premises which shall increase the rate of fire insurance in the Premises, on the Building of which the Premises form a part or on the property located therein. If by reason of the failure of Tenant to comply with the terms of this Lease, or by reason of Tenant’s use (even though permitted or contemplated by this Lease), the fire insurance rate shall at any time be higher than it would otherwise be, Tenant shall reimburse Landlord for that part of all fire insurance premiums charged because of such violations or occupancy by Tenant. In the event Tenant shall fail to carry the proper insurance required under this Lease, Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered under such insurance, if same had been obtained.
     11. NO LIABILITY
          Tenant has been given an opportunity to inspect the Premises and the Building, and has made such investigations and inspections as it deems necessary or appropriate, and has accepted the Premises and the Building in their “as-is” “where-is” condition without any representations or warranties whatsoever. Tenant will not hold

Landlord liable for any defect in the Premises or in the Building, latent or patent. Landlord, except due to willful misconduct or gross negligence, shall not be liable for any failure of water supply, electric current, heating or air conditioning, elevator service, or any other service, provided that Landlord shall take no action to interfere with, interrupt or terminate the availability of such services; nor for injury, or loss of life, or damage to person or property caused by fire or theft or by the elements or by other Tenants or persons in the Building, or resulting from the operation of elevators, heating or air conditioning or lighting apparatus, or from falling plaster or similar materials; or from steam, gas, electricity, water, rain, or dampness, which may leak or flow from any part of the Building, or from the pipes, appliances, or plumbing work of the same, or from any other place for damages resulting from the acts or omissions of Tenant, Tenant’s agents, employees, invitees or other occupants of the Building. Landlord shall not be liable for any loss or damage that Tenant may sustain by reason of the closing or darkening of any of the windows in the Premises through the erection of, or any addition to, a new building or otherwise, and the same shall not constitute a constructive eviction. All goods or property or personal effects stored or placed by the Tenant in or about the Building shall be at the sole risk of the Tenant nor shall Landlord be liable to Tenant for any act or omission (excluding gross negligence, or willful acts of Landlord, its principals, agents, employees or servants).
     12. DAMAGE BY FIRE OR OTHER CASUALTY
          If, through no fault or negligence of Tenant, his visitors, agents or servants, the Premises shall be partially damaged by fire or other casualty, the damage, excluding any of Tenant’s alterations, floor coverings, equipment, decorations or fixtures, shall be repaired by Landlord, and the rent, until such repairs are made, shall be apportioned according to the portion of the Premises which are still usable. If the damage shall be so extensive as to render the Premises wholly untenantable, in Landlord’s sole reasonable opinion, the rent shall cease until such time as the Premises shall become tenantable. However, if the damage is so extensive, in Landlord’s sole reasonable opinion, that the Premises cannot be made tenantable within three (3) months from the date of the fire or other casualty, either party shall have the right to terminate this Lease upon ten (10) days written notice to the other. In case the Building generally throughout (though the Premises may not be affected) is so injured or destroyed by fire or other casualty that Landlord shall decide not to rebuild or reconstruct the Building, the term of this Lease shall cease upon ten (10) days written notice sent by Landlord and the rent shall be paid up to the time of such destruction and the Lease shall thereafter be of no further effect. In the event that any question shall arise between Landlord and Tenant as to whether or not repairs shall have been made with reasonable dispatch, due allowance shall be made for any delays, which may arise in connection with the adjustment of the fire insurance loss and for any delays arising out of what are commonly known as “labor troubles” or “material troubles” or from any other cause beyond Landlord’s control. In any event Landlord shall not be liable to Tenant by reason of fire or other damage to the Building or the Premises. Anything contained herein to the contrary notwithstanding, if the proceeds of Landlord’s insurance (recovered or recoverable) as a result of any damage to the demised premises by a casualty shall be insufficient to pay for the cost of repair of the premises, or if the premises shall be damaged by a casualty which is not covered by Landlord’s insurance, Landlord shall have the right to terminate this Lease by giving written notice of such termination to Tenant within ninety (90) days after the date of such casualty.

     13. CONDEMNATION
          If the Land or Building in which the Premises are located, or any part of said Land or Building be condemned or otherwise leased or taken under the right of eminent domain by any competent authority for public use or is taken by private purchase in lieu of condemnation, this Lease shall at the option of the Landlord terminate upon thirty (30) days notice to Tenant and rent shall be paid pro rata to such termination date. Tenant shall have no right or claim to any part of the award or purchase price.
          Tenant shall have the right to make a separate claim against the condemnor for its leasehold interest, removal expenses, business dislocation, damages and moving expenses in connection with the condemnation. Any claim by Tenant shall be prosecuted at Tenant’s sole cost and expense.
     14. NO ABATEMENT
          No diminution or abatement of rent, or other compensation, shall be allowed for inconvenience or injury arising from the making of repairs, alterations or improvement to the Building nor for any space taken to comply with any law, ordinance, or order of governmental authority, nor for the Landlord’s failure, delay, or interruption in supplying any service or in performing any obligation on Landlord’s part to be performed if the same be occasioned or caused, in whole or in part, by accident, alterations, or repairs, desirable or necessary to be made, or by Landlord’s inability or difficulty in obtaining labor, material or supplies, or by reason of any cause beyond Landlord’s control. No such interruption, curtailment or change of any such “service” shall be deemed a constructive or actual eviction. Landlord shall not be required to furnish any of such “services” during any period wherein Tenant shall be in default in the payment of rent. Provided, however, that Landlord agrees that upon notice from Tenant it shall commence and diligently pursue cure of any condition which is the responsibility of Landlord pursuant to the terms of this Lease.
     15. ABANDONMENT
          In case Tenant shall fail to take possession at the commencement of the term, or in case the Premises or any part thereof shall be vacated during the term prior to the expiration of the term of this Lease, Landlord shall have the right to enter the Premises without instituting any proceeding either by force or otherwise without being liable for damages therefor, and to relet the same, or any part thereof, for the unexpired portion of the term or longer and to collect the rent therefor, and to apply the rents so collected to the payment of rent and all other sums payable to Landlord. Tenant shall in such case remain responsible to Landlord for any and all deficiency, loss and damage suffered by Landlord, as provided in Paragraph 18. For the purpose of this Paragraph the Premises shall be deemed to have been vacated when Tenant shall have vacated the Premises and been away therefrom for ten (10) consecutive days exclusive of holidays, irrespective of whether the keys have been delivered to Landlord or not.

     16. TENANT’S INSURANCE
          Tenant shall, during the term of this lease, maintain insurance against public liability, including that from personal injury or property damage in or about the Premises resulting from the occupation, use or operation of the Premises insuring both Landlord and Tenant, in amounts of not less than One Million Dollars ($1,000,000.00) in respect to bodily injury or death to any one person, of not less than One Million Dollars ($1,000,000.00) in respect of bodily injury or death to more than one person in one accident, and of not less than Five Hundred Thousand $500,000.00) in respect of property damage. All policies of insurance provided for in this Paragraph 16, shall be issued in form reasonably acceptable to Landlord by insurance companies qualified to do business in Florida. Each and every such policy: (I) shall be issued in the names of Tenant with Landlord and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant named as an additional insured; (ii) shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest as additional insureds; (iii) shall (or a certificate thereof shall) be delivered of each to Landlord and any such other parties in interest within ten (10) days before delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each policy, and as often as any such policy shall expire or terminated, renewal or additional or additional policies shall be procured and maintained in like manner and to like extent; (iv) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; (v) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; (vi) shall be non-contributing as to Landlord any mortgagee; and (vii) shall contain a provision that Landlord and any such other parties in interest, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, his servants, agents and employees by reason of the negligence of Tenant. Any insurance provided for herein, may be maintained by means of a blanket policy or policies provided Landlord shall be named as an additional insured thereunder, as his interest may appear; the coverage afforded Landlord and any such other parties in interest will not be reduced or demised by reason of the use of such blanket policy of insurance; and the requirements set forth in this Paragraph 16. are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant with respect to the Premises for which policies or copies thereof are delivered to Landlord.
     17. DEFAULT; LANDLORD’S REMEDIES
          A. Events of Default. The Tenant shall be in default under this Lease if any one or more of the following events occurs:
               (I) Tenant shall fail to pay the Security Deposit or any part thereof, any other amounts due under this Lease, any installment of the Annual Rental and/or any additional rent called for hereunder as and when the same shall become due and payable, and such default shall continue for a period of five (5) days after the same is due;
               (ii) Tenant shall default in the performance of or compliance with any of the other terms or provisions of this Lease, other than nonpayment, as set forth in (I) above,

and such default shall continue for a period of ten (10) days after the giving of written notice thereof from landlord to Tenant, or, in the case of any such default which cannot with bona fide due diligence, secured within ten (10) days, Tenant shall fail to proceed promptly after the giving of such notice with bona fide due diligence to cure such default and thereafter to prosecute the curing thereof with said due diligence within such period of ten (10) days (it being intended that as to a default not susceptible of being cured with due diligence within ten (10) days, the time within which such default may be cured shall be extended for such period as may be necessary to permit the same to be cured with due diligence):
               (iii) Tenant shall assign or transfer this Lease or sublet the Premises in a manner not permitted by Paragraph 19;
               (iv) Tenant shall file a voluntary petition in bankruptcy or an Order for Relief be entered against it, or shall file any petition or answer seeking any arrangement, reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant of all or any substantial part of Tenant’s properties;
               (v) If, within forty-five (45) days after the filing of any involuntary petition in bankruptcy against Tenant or the commencement of any proceeding against Tenant seeking any arrangement, reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within ten (10) days after the appointment of a receiver, without the consent or acquiescence of Tenant, of any substantial part of its properties, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within ten (10) days after the expiration of any such stay, such appointment shall not have been vacated; or
               (vi) Tenant shall vacate or abandon the Premises; then, or not continually operate its business therein, and in any such event, or during the continuance thereof, Landlord may, at his option, by written notice to Tenant, designate a date not less than five (5) days from the giving of such notice on which this Lease shall end; and thereupon, on such date, this Lease and all rights of Tenant hereunder shall be deemed ended and terminated.
          B. Landlord’s Remedies. Upon the happening of any event of default as set forth herein, Landlord shall have the right, at Landlord’s sole and exclusive option, in addition to and cumulative with any other rights Landlord may have, at law or in equity, or which shall be granted to Landlord statutorily, to exercise any one or more of the following remedies, without notice or demand whatsoever (except as expressly provided for herein.):
               (I) Termination of Lease. To terminate this Lease upon three (3) days written notice to Tenant;
               (ii) Surrender of Premises. Upon any such termination of this Lease, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon and at any time after such termination, may without further notice reenter and repossess the Premises, whether by force, summary proceedings or otherwise, without being liable to any prosecution or damages therefor, and no person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises. Landlord may further enter the demised premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property there found, to levy the rent, and Tenant shall pay all costs and officers’ commissions, including watchmen’s wages and sums chargeable to Landlord, and further including any sums chargeable according to state law as commissions to the sheriff or other person making the levy, and such amounts shall immediately attach and become part of the claim of Landlord for rent. Any tender of rent without said costs, commissions and charges made after the issuance of a warrant for distress shall not be sufficient to satisfy the claim of Landlord.
               (iii) Repossession. Without terminating this Lease to enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages thereof. Nothing contained herein shall be construed to require the Landlord to exercise the remedies set forth in this paragraph.
               (iv) Reletting. At any time or from time to time after any such termination of this Lease or retaking possession of the Premises, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms and on such conditions as Landlord in his discretion may determine, and may collect and receive the Annual Rental therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Annual Rental due upon any such reletting. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent or other sums provided in this Lease.
               (v) Acceleration. If an event of default shall occur, in addition to any other rights or remedies Landlord may have under this Lease, at law or in equity, Landlord may accelerate, in whole or any part of the rent, or any abated rent, and any additional rent and any other charges, payments, costs and expenses herein agreed to, to be paid by Tenant for the entire unexpired balance of the term of this Lease, and any rent, other charges, payments, costs and expenses, if so accelerated, shall, in addition to any and all installments of rent already due and payable and in arrears, and/or any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses, were on that date payable in advance.
               (vi) Collect Rents from Subtenants. Require all rental payments and other payments due from any subtenant or assignees occupying all or any portion of the Premises which would otherwise be paid to Tenant, to be paid directly to Landlord and to apply such rents paid to or collected by Landlord against any rent or other charges due Landlord by Tenant hereunder. Tenant hereby authorizes and directs said assignees or subtenants, their successors and assigns, to pay such amounts due Landlord upon notification by Landlord that it has the right to collect same pursuant to this paragraph. No direct collection by Landlord under this subparagraph (vi) shall act in any way to release Tenant from its obligations hereunder.

               (vii) Removal of Property. Landlord may remove all or any part of Tenant’s property (including furniture, fixtures and equipment) from the Premises and any property so removed may be stored at the cost of and for the account of Tenant and Landlord shall not be responsible for the care or safekeeping thereof. Tenant hereby waives any and all claims for any loss, destruction, and/or damage or injury which may be occasioned by any of the aforesaid acts.
               (viii) Survival of Obligations. No termination, pursuant to this Paragraph 17 of this Lease, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination. No re-entry or taking possession of the premises, or acceptance by Landlord of Tenant’s keys to the Premises or any other action by Landlord, shall be construed as an election on Landlord’s part to terminate this Lease, unless written notice of such election is given to Tenant. Notwithstanding any action taken by Landlord pursuant to this Paragraph 17(B), Landlord may, at any time thereafter, elect to terminate this lease for such previous default or breach.
     18. DEFICIENCY AFTER PRIOR TERMINATION OR ABANDONMENT AND WAIVER BY TENANT
          In case of reentry, repossession or termination of this Lease prior to the expiration date thereof, Tenant shall remain liable, at the option of Landlord, for the Annual Rental and additional rent, if any, for the balance of said term, whether the Premises be relet or not, and for all expenses, including reasonable attorneys’ fees through all appeals thereof of the Landlord in reentering, repossessing and re-renting, the Premises. Tenant agrees to pay any deficiency from said re-renting to Landlord at the end of each and every month. Any suit brought by Landlord to enforce collection of such deficiency shall not prejudice Landlord’s right to enforce the collection of any further deficiency for subsequent period. Landlord may relet the whole or any part of the Premises for the whole of such unexpired period of this Lease or longer for any rental obtainable, giving such concessions of rent and making such usual or special repairs, alterations, decorations and doing such painting for any new Tenant as it may in its sole discretion deem advisable. Tenant hereby waives any right of redemption.
     19. ASSIGNMENT AND SUBLETTING
          A. Assignment and Subletting:
               (I) Tenant shall not, whether voluntarily, involuntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease or term and estate hereby granted, or offer to advertise to do so; or (b) mortgage, encumber, or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent shall not be arbitrarily withheld. Notwithstanding and in addition to the foregoing, Landlord shall have no obligation to allow assignment in any event, unless and until Landlord shall determine, in its sole and absolute discretion that the prospective assignee is at least as credit worthy as Tenant was at the execution of this Lease, and any prospective assignee has provided such financial information to Landlord, as shall be required by Landlord, and deemed necessary to allow Landlord to determine such credit worthiness.

               (ii) The provisions of Paragraph 19.A(I) shall apply to a transfer exceeding 50% of the stock of Tenant as if such transfer were an assignment of this Lease; but said provisions shall not apply to a corporation whose stock is registered with the Securities and Exchange Commission and publicly traded, or to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred, or to any corporation which controls or which is controlled by Tenant, or is under common control of Tenant, provided in any of such events: (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (y) the net worth of Tenant immediately prior to such merger, consolidation or transfer or (z) the net worth of Tenant herein named on the date of this Lease; and (b) proof satisfactory to Landlord of such net worth shall         .have. been delivered to Landlord at least ten (10) days prior to the effective date of such transaction.
               (iii) Further, the Landlord may consent to the sublease of all or any part of the Premises provided the Tenant enters into a sublease containing the same terms and conditions contained herein (exclusive of rent) and the Landlord shall receive one-half (1/2) of any rent in excess of the Base Rent of this Lease including sales tax, paid by a sublessee.
               (iv) Any assignment agreed to by Landlord shall be evidenced by a valid executed assignment and assumption of lease. Any attempted transfer, assignment, subletting, mortgaging or encumbering of this Lease in violation of this Paragraph shall be void and confer no rights upon any third (3rd) person. Such attempt shall, at Landlord’s option, constitute a material breach of this Lease and entitle Landlord to the remedies provided for default.
               (v) If, without such prior written consent, this Lease is transferred or assigned by Tenant, or if the Premises, or any part thereof, are sublet or occupied by anybody other than Tenant, whether as a result of any act or omission by Tenant, or by operation of law or otherwise, Landlord, whether before or after the occurrence of an event of default, may, in addition to, and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the transferee, assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved without thereby waiving any of Landlord’s rights reserved herein, nor shall any such collection constitute a release of Tenant from any obligations hereunder.
               (vi) Anything contained in the foregoing provisions of this Paragraph to the contrary notwithstanding neither Tenant or any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

          B. Tenant’s Liability. Tenant shall always, and notwithstanding any such assignment, attempted assignment or subleasing, and notwithstanding the acceptance of rent by Landlord from any such assignee or sublessee, remain liable for the payment of rent hereunder and for the performance of all of agreements, conditions, covenants and terms herein contained, on the part of Tenant herein to be kept, saved or performed, his liability to always be that of principal and not of surety, nor shall the giving of such consent to an assignment or sublease, be deemed a complete performance of the said covenants contained in this Paragraph so as to permit any subsequent assignment or subleasing without the like written consent, provided however, any approved, assignment or sublease consented to by Landlord at a rent equal to or greater than the rent due hereunder, for a term equal to or greater than the remaining term existing under this Lease to a subtenant or assignee who shall be determined by Landlord to be of equal or greater credit worthiness than Tenant, pursuant to the provisions of this Lease, shall act to release the Tenant from any further liability under the Lease, except any obligation to pay amounts due under the Security Deposit provision, as set forth herein.
          C. Landlord’s Right of Last Refusal. Notwithstanding the foregoing other than Paragraph 19.A(ii), where Tenant desires to assign or sublease, the Landlord shall have the right, but not the obligation, to cancel and terminate the Lease and deal with Tenant’s prospective assignees or subtenant directly without any obligations to Tenant terminate the Lease, and reacquire the premises on its own account.
          D. Landlord’s Transfer. The Landlord shall have the right to sell, assign, mortgage or otherwise encumber or dispose of Landlord’s interest in the Building and Premises and this Lease.
          E. Collection of Rent From Others. Subject to the provisions of Paragraph 19.B., if the Tenant’s interest in this Lease be assigned, or if the Premises or any part thereof be sublet, Landlord may, after default by Tenant, collect rent from the assignee or subtenant and apply the net amount collected to the rent due from Tenant. No such collection shall be deemed a waiver of the covenant herein against sale, transfer, mortgage, assignment and subletting or a release of Tenant from the performance of the covenants herein contained. In the event of such default, Tenant hereby assigns the rent due from the subtenant or assignee to Landlord, hereby authorizes such subtenant or assignee to pay the rent directly to Landlord.
          F. Information as to Subtenants. If the Premises shall be sublet in whole or in part by Tenant, Tenant will, on demand of Landlord, furnish and supply in writing, within three (3) days after such demand, any and all information with regard to said subtenants which Landlord may request. Nothing herein contained shall be construed to be a consent to any subletting or a waiver of the covenant against subletting contained herein.
     20. RIGHT OF LANDLORD TO USE ENTRANCES ETC., AND TO CHANGE SAME
          For the purpose of making repairs or alterations in any portion of the Building of which the Premises form a part, Landlord may use one or more of the street entrances, halls, passageways and elevators of the said Building, provided, however, that there be no unnecessary obstruction of the right of entry to the Premises while the same are occupied. Landlord may at any time change the name or number of the Building, remodel or alter the same, or the location any entrance thereof or any other portion thereof not occupied by Tenant, and the same shall not constitute a constructive or actual, total or partial eviction.
     21. ATTORNEYS’ FEES
          If either party shall at any time default hereunder, and if the non-defaulting party shall, in connection with such default, retain an attorney to institute any action and/or render other professional services in connection with enforcing the non-defaulting party’s rights under the Lease, then the losing party will reimburse the prevailing party for the expense of attorneys fees and disbursements thereby incurred by the prevailing party. The amount of such expenses shall be collected as additional rent, or shall be credited towards rent due hereunder in inverse order of payment due hereunder.
     22. EXAMINATION OF PREMISES AND NO ORAL REPRESENTATION
          Tenant has been given an adequate opportunity to make such investigations and inspections of the Premises, the Building and the Entire Property as it deemed necessary or appropriate, and has in fact, made such investigations and inspections and determined the Premises, the Building and the Entire Property to be satisfactory, and has accepted and hereby accepts the Premises in its “as-is” “where-is” condition without any representation, covenant or warranty (either express or implied) of any nature other than as specifically set forth herein. The taking possession of the Premises, including title thereto by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken. No representations, except those contained herein, have been made on the part of Landlord with respect to the title, state of repair or condition of the Premises or the Building. Tenant will make no claim on account of any representation whatsoever, whether made by any renting agent, broker, offices or other representative of Landlord or which may be contained in any circular, prospectus of advertisement relating to the Premises or otherwise, unless the same is specifically set forth in this Lease.
     23. SUBORDINATION AND ATTORNMENT
          A. Subordination. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the property and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Property and/or the Building and/or any of such leases (whether or not such mortgages shall also cover other lands and/or buildings and/or leases). This subordination shall likewise apply to each and every advance made or hereafter to be made under such mortgages, to all renewals, modifications, replacements and extensions of such leases and such mortgages and to spreaders and consolidations of such mortgages. This Paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument the Landlord, the lessor under any such lease or the holder of any such mortgage (or their respective successors-in-interest) may reasonably request to evidence such subordination. If Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days, after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Any mortgage to which this Lease is subject and subordinate is hereinafter referred to as a “Mortgage” and the holder of a Mortgage is hereinafter referred to as a “Mortgagee.”
          B. Notice of Mortgagee. If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel this Lease or to claim a partial or total eviction, Tenant shall not exercise such right: (I) until it has given written notice of such act or omission to Landlord and each Mortgagee whose name and address shall previously been furnished to Tenant; and (ii) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgagee shall have become entitled under such Mortgage, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice to effect such remedy), provided such Mortgagee shall with due diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission.
          C. Attornment. If any Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party (hereinafter referred to as “Successor Landlord”), Tenant shall attorn to and recognize each Successor Landlord as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant upon all the terms, conditions, and covenants as set forth in this Lease except that the Successor Landlord shall not: (I) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (iii) be bound by any previous modification of this Lease or by any previous prepayment, unless such modification or prepayment shall have been previously approved in writing by such Successor Landlord.
     24. HOLDING OVER
          If the Tenant retains possession of the Premises or any part thereof after the termination of the terms or any extension thereof, by lapse of time or otherwise, unless Landlord shall approve of such holding over, in which event Tenant shall pay the then-existing monthly rent, the Tenant shall pay the Landlord rent at double the Annual Rental payable for the year immediately preceding said holdover, computed on a per month basis, for the time the Tenant thus remains in possession. The provisions of this Paragraph 28 do not waive the Landlord’s right of re-entry or any other right hereunder. Any retention of the Premises after the termination of this Lease or any extension thereof shall be considered as a month-to-month holdover unless otherwise agreed to in writing by both parties.
     25. CERTIFICATE BY TENANT
          Tenant shall deliver to Landlord or to its mortgagees auditors, or prospective purchaser, or to the owner of the fee, when requested by Landlord a certificate to the effect that this Lease is in full force and effect and that Landlord is not in default herein or stating specifically any exceptions thereto. Failure to give such a certificate within ten (10) days after written request shall be conclusive evidence that Lease is in full force and effect and Landlord is not in default and Tenant shall be estopped from asserting any defaults known to him at that time.
     26. REMEDIES CUMULATIVE
          The various rights, remedies, powers and elections of Landlord reserved, expressed or contained in this Lease, are cumulative and no one of them shall be deemed to be exclusive to the others or of such other rights, remedies, powers, options or elections as are now, or may hereafter be, conferred upon Landlord by law.
     27. NO WAIVER OR PERFORMANCE
          No waiver by Landlord of any provision hereof shall be deemed to have been made unless such waiver be in writing signed by Landlord. The failure of Landlord to insist upon the strict performance of any of the covenants or conditions of this Lease, or to exercise any option herein conferred, shall not be construed as waiving or relinquishing for the future any such covenants, conditions or options, but the same shall continue and remain in full force and effect. No act of Landlord or its agent during the term hereof shall be deemed on acceptance of a surrender of the Premises unless made in writing and personally subscribed by Landlord neither shall the delivery of the keys to the premises by Tenant to Landlord or its agents be deemed a surrender and acceptance thereof. No payment by Tenant of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent.
     28. NON-LIABILITY AND INDEMNIFICATION
          A. Non-Liability of Landlord. Neither Landlord nor any beneficiary, agent, servant, or employee of Landlord, nor any Mortgagee, shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence or willful misconduct of Landlord, his agents, servants or employees in the operation or maintenance of the Premises or the Building, subject to the doctrine of comparative negligence in the event of contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Tenant recognizes that any Mortgagee will not be liable to Tenant for injury, damage or loss caused by or resulting from the negligence or willful misconduct of the Landlord. Further, neither Landlord, any Mortgagee, not any partner, director, officer, agent, servant, or employee of Landlord shall be liable: (I) for any such damage caused by other Tenants or persons in, upon or about the Building, or caused by damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.
     B. Indemnification by Tenant. Tenant shall indemnify and hold Landlord and all Mortgagees and his and their respective partners, directors, officers, agents, employees and beneficiaries harmless from and against any and all claims from or in connection with (I) the conduct or management of the Premises or any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (ii) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (iii) any accident, injury or damage whatsoever (unless caused solely by Landlord’s negligence or willful misconduct) occurring in, at or upon the Premises; and (iv) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon including, without limitation, all reasonable attorneys’ fees and expenses. In case any action or proceeding be brought against Landlord and/or Mortgagee and/or his or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to landlord or such Mortgagee).
          C. Independent Obligations; Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because (I) Landlord is unable to fulfill, or is delayed in fulfilling any of his obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies, labor or materials, Acts of God or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control. Tenant shall not hold Landlord liable for any latent defect in the Premises or the Building nor shall Landlord be liable for injury or damage to person or property caused by fire, theft, or resulting from the operation of elevators, heating or air-conditioning or light apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, or dampness, which may leak or flow from any part of the Building, or from the pipes, appliances or plumbing work of the same.
     29. ADDITIONAL RENT
          If Landlord shall make any expenditures, for which Tenant is liable under this Lease, or if Tenant shall fail to make any payment due from him under this Lease, the amount thereof shall at Landlord’s option be deemed “additional rent” and shall be due with the next succeeding installment of rent. For the nonpayment of any “additional rent” Landlord shall have the same remedies and rights that Landlord has for the nonpayment of the Annual Rent.
     30. NOTICES
          All notices shall be in writing. Any notice by Landlord to Tenant shall be deemed to be duly given on the date delivered if sent by hand delivery or one day after posting if sent otherwise, if either delivered personally to Tenant or sent by registered or certified mail, addressed to Tenant at the Building in which the Premises are situated. Any notice by Tenant to Landlord shall be deemed duly given if sent by registered or certified mail to Landlord at: 50 E. Sample Road, Suite 400, Pompano Beach, FL 33064 (or at such other address as may hereafter be designated by Landlord), and also to the agent of Landlord charged with the renting and management of the Building.

     31. SURRENDER AT EXPIRATION OF TERM
          Tenant agrees at the expiration of the term to quit and surrender the Premises and everything belonging to or connected therewith in as good state and condition as reasonable wear and use thereof will permit, and to remove all signs, advertisements and rubbish from the same Premises; and Tenant hereby expressly authorizes Landlord, as the agent of Tenant, to remove such rubbish and make such changes and repairs as may be necessary to restore the Premises to such condition at the expense of Tenant.
     32. RULES AND REGULATIONS
          Tenant agrees to observe and comply with and Tenant agrees that his agents and all persons visiting in the Premises will observe and comply with the rules and regulations annexed hereto and such other and further reasonable rules and regulations as Landlord may from time to time deem needful and prescribe for the reputation, safety, care and cleanliness of the Building, and the preservation of good order therein and the comfort, quiet and convenience of other occupants of the Building, which rules and regulations shall be deemed terms and conditions of this Lease. Landlord shall not be liable to Tenant for the violation of any of the said rules and regulations by any other Tenant or person.
     33. IMPROVEMENTS IN THE PREMISES
          Upon Tenant taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the alterations and improvements in their “as-is/where-is” condition and as further set forth in Paragraph 22 above.
          In no event shall Tenant have the right to create or permit there to be established, any lien or encumbrance of any nature against the Premises or the Building. Tenant shall fully pay the cost of any improvement or improvements made or contracted by Tenant. Tenant shall notify any contractors hired or retained by Tenant of this provision, in writing, with a copy to Landlord. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done, or materials claimed to have been furnished to Tenant shall be duly discharged by Tenant within ten (10) days after the filing of the lien if Tenant shall fail to discharge such lien, Landlord may (but shall not be obligated to) discharge said lien either by payment or bonding of the amount claimed and such amount shall be payable as additional rent, and shall bear interest at the highest legal rate.
          Prior to commencement of any improvements, alteration or construction by Tenant, Tenant shall, if required by Landlord, obtain a full payment and performance bond from a Bonding or Insurance company doing business in Florida, a Letter of Credit, or some other form of security, acceptable to Landlord in its sole discretion, in an amount deemed reasonably sufficient by Landlord, in its sole, reasonable discretion, to cover the greater of (I) the costs of completion of the Tenant Improvements set forth in this Paragraph in accordance with the approved plans and specifications, or (ii) the amount of the approved construction contract; subject to the verification by Tenant’s general contractor or engineer, and naming Landlord as a beneficiary. All such construction shall be installed and completed in accordance with all applicable building codes and the approved plans and specifications, and shall be approved by any architect or engineer performing inspection services for Tenant.
     34. DELAYED POSSESSION
          If the Building, the Premises or the improvements therein, should not be completed, or if the occupant whose lease expires prior to the day fixed for the commencement of the term herein demised shall not have surrendered the Premises, or if for any other reason Landlord should be unable to give Tenant possession of the Premises at the time of the commencement of the term as above provided, the commencement of the term shall be postponed until Landlord is able to give possession, and the rent for the Premises shall not commence until such possession is given to Tenant or such later date as is specified herein; provided, however, that Landlord shall not be liable for damages, if any, sustained by Tenant on account of the failure to obtain possession and provided also that the delay in giving possession shall in no other way affect the obligation of Tenant hereunder, irrespective of the duration of such delay.
     35. DIMENSIONS
          It is understood that any dimensions or sizes on either working or renting plans are merely approximations and whether such plans are attached or are made part of this Lease or not, Landlord shall not be liable, and this Lease shall not be void or voidable, because of exigencies arising during construction, alteration or preparation for Tenant’s occupancy result in changes not indicated on such plans. Tenant acknowledges that the actual useable area of Premises may be different (either greater or lesser) than the GLA as GLA utilizes a portion of common floor area in its calculation (BOMA methodology).
     36. SECURITY DEPOSIT
          Upon execution hereof, Tenant shall deposit with Landlord the sum of SEVENTEEN THOUSAND ONE HUNDRED AND 00/XX DOLLARS ($17,100.00), in cash, which sum is the approximate equilvalent of two months’ Base Rent together with the estimated monthly share of operating expenses, electricity charges and Additional Rent, plus applicable sales tax thereon. The said sum represents security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Annual Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damage occurred before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, Landlord shall apply so much of the Security Deposit that shall remain with Landlord, towards the Base Rent, operating expenses, and Additional Rent, plus applicable sales tax thereon, due for the last month of this Lease. At the termination of the Lease (including any extensions thereof), the remaining balance of the Security Deposit (if any), but not any prepaid rents, as tendered by Tenant, pursuant to this Paragraph, excluding any rent portion thereof, shall be returned to Tenant after the date fixed at the end of the Lease and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the Land and Building, of which the Premises form a part, Landlord shall have the right to transfer the security to the vendee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look solely to the new Landlord for the return of said security. Tenant shall receive notice of any such sale and transfer of the Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber the moneys deposited herein as security and that neither Landlord nor its assigns shall be bound by any such assignment or encumbrance. Landlord shall not be required to keep the security in a segregated account and the security may be commingled with other funds of Landlord, and in no event shall Tenant be entitled to any interest on the security. The mortgagee holding a mortgage encumbering the Building shall not be responsible to Tenant for the security deposit in the event such mortgagee becomes the owner of the Building through foreclosure or by reason of a deed in lieu thereof. Tenant agrees not to look to any mortgagee or Purchaser at any foreclosure sale or Guarantee in a Deed given in lieu of foreclosure for the return of any Security Deposit given to Landlord unless Landlord has given such Deposit to any such entity, however, in such event, any amount of such security shall be credited to Tenant, pursuant to the Lease.
     37. QUIET POSSESSION AND OTHER COVENANTS
          Landlord covenants that, if and so long as Tenant pays the Annual Rental and additional rent reserved by this Lease and performs and observes all of the covenants, conditions and rules and regulations hereof, Tenant shall quietly enjoy the Premises, subject, however, to the terms of this Lease. Tenant expressly agrees for himself, his executors, administrators, personal representatives, successors and assigns that the covenant of quiet enjoyment (express or implied) and all other covenants in this Lease on the part of Landlord to be performed shall be binding upon Landlord for so long as Landlord remains the owner of the Building of which the Premises form a part, and shall, provided the Tenant is not in default of any term or condition hereof, be binding upon any successors or assigns of the Landlord.
     38. PARKING
          Landlord and Tenant hereby acknowledge and agree that the parking plan for the Building is an open parking arrangement. Other than as specifically set forth in this Lease, parking spaces shall be unassigned and Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof, while in or about the Entire Property. Nothing contained herein shall act to limit or prohibit Landlord from designating any or all parking spaces for exclusive use by specific tenants of the Building or the Entire Property.
     39. BROKERAGE COMMISSIONS
          Landlord and Tenant represent and warrant, each to the other, that neither has had any dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder, and that no broker or finder called the Premises to Tenant’s attention for lease or took part in any dealings, negotiations or consultations with respect to the Premises of this Lease. Each party hereby agrees to indemnify and save the other harmless from and against all costs, fees (including, without limitation, attorney’s fees), expense, liabilities and claims incurred or suffered by said party as a result of the representation and warranty contained in this Paragraph being untrue or false.
     40. SIGNS AND BUILDING DIRECTORY
          Without the prior written approval of Landlord, which may be unreasonably withheld, Tenant shall not permit the painting or display of any signs, placards, lettering or advertising material of any kind on or near the exterior of the Demised Premises or the Building. With Landlord’s prior approval, which shall not be unreasonably withheld, Tenant may display Tenant’s name on or near the entrance to the Demised Premises in a manner and location prescribed by Landlord. Landlord will install a directory for the Building in a prominent location on the first floor of the Building. Tenant shall have the right to have its name and that of its affiliate companies occupying the premises (not exceeding three in the aggregate) listed in said directory. Landlord reserves all rights to signage on the exterior of the Building and may at its sole option allow Tenant or any tenant to utilize such signage at additional cost and subject to such conditions as Landlord may require in its sole and absolute discretion. Notwithstanding the foregoing, Tenant may request authority to install an exterior lighted sign on an exterior facade of the Building in a size and location designated by Landlord. Tenant shall, as a condition precedent to the installation of such exterior sign, obtain all required approvals, permits, licenses and insurance with respect to the exterior sign. Tenant shall maintain property damage and liability insurance with respect to the exterior sign in such amounts as shall be reasonably required by Landlord. The exact location, materials, layout, color and content of the exterior sign shall be subject to review and prior written approval by Landlord in its sole discretion. All costs in connection with the permitting, approvals, installation and maintenance of such signage shall be paid by Tenant in advance with evidence of such payment submitted to Landlord. Costs shall include any costs incurred by Landlord in connection with review or approval of the plans for such exterior sign, but shall not exceed FIVE HUNDRED ($500.00) DOLLARS. Tenant shall be liable for any damage to the sign or the Building caused by the exterior sign, of any type, foreseeable or unforeseeable. Tenant shall pay Landlord Additional Rent, and in addition to any other payments due under the Lease, the sum of ONE HUNDRED ($100.00) DOLLARS per month as an exterior signage lighting fee. Any rights granted Tenant hereunder shall be a license only, personal to the Tenant and shall not be assignable or transferable in any manner. In the event Landlord shall reasonably determine that any approved exterior sign is not being properly maintained or creates a hazardous condition, Landlord may, upon ten (10) days’ notice, terminate Tenant’s right to maintain the exterior sign. Landlord shall have the right to establish or modify rules and regulations with respect to any exterior sign from time to time or to reassign or relocate the exterior sign at any time, at Tenant’s sole cost and expense.
     41. LANDLORD’S RIGHT TO RENAME THE BUILDING
          Landlord reserves the right at anytime to change the name of the Building.

     42. SEPARABILITY
          If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.
     43. LANDLORD’S LIABILITY
          Notwithstanding any provisions in this Lease to the contrary, Tenant agrees that Tenant shall look solely to Landlord’s interest in the entire property in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease or any term implied in fact or in law on the part of the Landlord to be performed or observed, and no other assets of Landlord shall be subject to levy, execution, or other judicial process or award for the satisfaction of Tenant’s claim. This provision shall inure to the Landlord, its successors in interest, its assigns, including any mortgagee.
     44. ROOF RIGHTS
          Except as otherwise provided in this lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purpose.
     45. ACCESS
          Unless there shall have occurred an event of default, and except in the event of an emergency situation as determined by Landlord in its sole discretion, Tenant shall have reasonable access to the Premises during the term of this Lease.
     46. NO RESERVATION
          The submission of this Lease for examination does not constitute a reservation of or option for the Demised Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.
     47. WAIVER OF JURY TRIAL
          Both Landlord and Tenant agree to and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with this lease.
     48. ADDITIONAL CONSTRUCTION; ADDITIONS TO CENTER
          A. Landlord shall have the exclusive right at any time and from time to time to use all or any part of the roof and exterior walls of the demise premises for any purpose; to erect temporary scaffolds and other aids to construction on the exterior of the demised premises, provided that access to the demised premises shall not be completely denied; to enter the demised premises to share the foundations and/or walls thereof and to erect scaffolding and/or protective barriers around and about the demised premises (but not so as to preclude all entry thereto); and to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the demised premises and serving other parts of the center in locations which will not material interfere with Tenant’s use thereof. Tenant further agrees that Landlord may make any use it desires of the side or rear walls of the demised premises, provided that there shall be no encroachment upon the interior of the demised premises.
          B. Landlord hereby further reserves the right at any time and from time to time to make alterations or additions to and build additional stories on, and to build adjoining to, the building of which the demised premises are a part (including, but not limited to, construction of a wholly or partially enclosed mall), and Tenant shall have no interest of any kind whatsoever in the said additions or additional stories or adjoining buildings. Landlord also reserves the right to construct other buildings or improvements in the center at any time and from time to time and to make alterations thereof or additions thereto and to build additional stories on such building or buildings and to build adjoining the same and to construct double-deck, elevated or subterranean parking facilities.
          C. Landlord may from time to time add property to or withdraw property from the center. Any property so added shall thereafter be subject to the terms of this Lease and shall be included in the term “Entire Property” as used in this Lease, and any property so withdrawn by Landlord shall thereafter not be subject to the terms of this Lease and shall be excluded from the term “Entire Property” as used in this Lease; provided, however, that no such property shall be deemed added to or withdrawn from the Entire Property, unless such addition or withdrawal is designated in writing by Landlord.
          D. Landlord shall not be liable in any case for any inconvenience, disturbance, loss of business or any other annoyance arising from any exercise of any or all of the rights of Landlord in this paragraph.
     49. ACCORD AND SATISFACTION
          No payments by Tenant or receipt by Landlord of a lesser amount than any payment of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue another remedy provided for in this Lease or available at law or in equity.
     50. LEASE YEAR
          The words “Lease Year” as used herein shall mean the first twelve full calendar months of the term following the Rent Commencement Date and each succeeding twelve-month period, except that if the terms of this Lease shall commence on a day other than the first day of a calendar month, the period between such commencement date and the first day of the next following calendar month shall be included with the first twelve full calendar months to constitute the first Lease Year hereunder.

     51. TENANT’S JOINDER IN EASEMENTS, DEDICATIONS AND PLATS
          Provided that Tenant’s joinder is required under applicable law to make same effective, Tenant shall from time to time, upon request from Landlord, join in a plat or plats of the Premises, and join the granting of such utility easement or road dedications as may be reasonably necessary to serve the Premises. Tenant’s joinder in any of the foregoing is on condition that there is no obligation or expense imposed upon Tenant by reason thereof, except as specifically set forth herein, and that any such plat or easement will not unreasonably interfere with the ingress and egress, quiet enjoyment, exposure or visibility of the Premises.
     52. MORTGAGEE APPROVAL
          This Lease shall be specifically contingent upon any existing mortgagee having a mortgage encumbering the property of which the Premises are a part, approving this Lease as to form and content, including any purchase option or RoFR which may be granted herein. In the event said mortgagee shall not approve this Lease or any part thereof, the parties may elect to terminate this Lease in its entirety, or as mutually agreed between the parties, delete only such section as shall be objectionable to said mortgagee. In which event, the objectionable provision shall be removed and the Lease shall be in full force and effect as to the balance of the provisions contained herein.
     53. PROPERTY ADDRESS
          The street address of the Entire Property and the Premises shall be determined by the City of Dania or Fort Lauderdale and the United States Postal Service from time to time.
     54. RADON GAS
          Radon Gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the county public health unit.
     55. CONTINGENCY
          Landlord’s obligations hereunder shall be specifically contingent and conditioned at the sole and exclusive option of Landlord upon Tenant submitting accurate and current financial statements to Landlord for Landlord’s approval in its sole and absolute discretion. Such financial information shall be supplemented as required by Landlord throughout the term of this Lease.
     56. TENANT’S I.D. NUMBER
          Tenant represents and warrants to Landlord that its taxpayer identification number is 57-1165843.

     57. ENTIRE AGREEMENT
          This Lease and the Exhibits and Riders, if any, attached hereto, and incorporated herein, set forth the entire agreement between the parties concerning the Premises, and there are no other agreements or understandings between them. This Lease and any Exhibits and Riders, if any, may not be modified except by agreement in writing, executed by the Landlord and Tenant. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter genders and the singular and plural number. This Lease shall be construed in accordance with, and governed by the laws of the State of Florida.
          IN WITNESS WHEREOF, the respective parties have hereunto set their hands and seals and/or affixed their corporate seals and caused these presents to be executed by their duly authorized officers the date first written above.
SIGNED, SEALED AND DELIVERED

IN THE PRESENCE OF:

LANDLORD:
WITNESS:
EYW Holdings, Inc., a Florida Corporation

/s/ Eleonora Lambertini	By:	/s/ Thomas P. Cooper

Name: Eleonora Lambertini		Thomas P. Cooper, President

(Print/Type)

/s/ Roy Carter	Date: August 1, 2005

Name: Roy Carter

(Print/Name)

TENANT:

WITNESS:	Gulfstream Training Academy, Inc.

/s/ Eleonora Lambertini	By:	/s/ Thomas L. Cooper

Name: Eleonora Lambertini		Thomas L. Cooper, CEO

(Print/Type)
/s/ Roy Carter	Date: August 1, 2005

Name: Roy Carter

(Print/Type)

FIRST AMENDMENT TO LEASE
     This First Amendment to Lease is made as of the 17th of April, 2006, by and between Gulfstream Training Academy, Inc., a Florida corporation (“Tenant”), having its principal place of business at 5302 NW 21st Terrace, Ft. Lauderdale, Florida 33309 and EYW HOLDINGS, INC., (“Landlord”), having its principal place of business at 3201 Griffin Road, 4th Floor, Dania, Florida 33312.
W I T N E S S E T H:
     WHEREAS, the Tenant and Landlord entered into and executed a Office Space Lease (the “Lease”) dated August 1, 2005 for premises more particularly described as entire1st Floor and part of the 2nd Floor Office Space making up approximately 5,700 +/- square feet of gross leasable area located at 3201 Griffin Road, Dania, being in Florida; and
     WHEREAS, the parties wish to amend the amount of space leased and the amount of rent due under the Lease during the Term;
     NOW, THEREFORE, in consideration of the foregoing, the mutual agreement of the parties hereto and the sum of $10.00 and other good and valuable consideration paid by each party to the other, receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties do hereby agree as follows:
1.	The above recitals are true and correct as of the date hereof;

2.	The Landlord and Tenant mutually agree to delete the leased office space located on the 2nd floor from the current 5,700 +/- square feet so that Tenant will only occupy the entire 1st Floor of the building. The new leased office space will be reduced to approximately 4,200 +/- square feet of gross leasable area, to be used and occupied by the Tenant for general office use.

3.	The monthly Base Rent for the remainder of the first year of the Term shall be FOUR THOUSAND AND FIVE HUNDRED AND FIFTY AND NO/XX ($4,550.00) DOLLARS together with applicable sales tax thereon, commencing April 15, 2006 and continuing throughout the term hereof..

4.	In addition to the monthly rental set forth in Paragraph 3 above, Tenant shall pay all other sums, including additional rent, pursuant to the Lease and this Amendment, monthly or quarterly as required by the Lease. Such additional rent currently consists of Common Area Maintenance charges of $1,190.00 and utilities of $560.00, thereby making the monthly payment $6,300.00, together with applicable sales tax thereon. These additional rent charges are subject. to change in accordance with the Lease. The Tenant’s Pro-Rata share as used in the Lease is adjusted to be defined as twenty-five (25%) percent.

5.	Tenant acknowledges that it has been and continues in possession and occupancy of the premises under the Lease and this Amendment, is fully familiar with the premises and its condition, and accepts the same in their current “as is/where is” condition without any representations, warranties or covenants of any type, by Landlord.

6.	Waiver of jury trial. To the extent permitted by law, the respective parties in this instrument agree to and do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the unit, or any claim of damage resulting from any act or omission of the parties or either of them in any way connected with this Lease or the unit.

7.	Other than as modified and extended hereby, the Lease shall remain in full force and effect through the First Extended Term hereof.
          IN WITNESS WHEREOF, the parties have set their hands and seals this 17th day of April, 2006.

LANDLORD: EYW HOLDINGS, INC.

By:	/s/ Thomas P. Cooper Thomas P. Cooper, President

TENANT: Gulfstream Training Academy, Inc.

By:	/s/ Thomas L. Cooper Thomas L. Cooper
Chief Executive Officer